Exhibit 1.1

BioNTech SE

[●] ORDINARY REGISTERED SHARES, NO PAR VALUE,

IN THE FORM OF [●] AMERICAN DEPOSITARY SHARES

Underwriting Agreement

[●], 2020

J.P. Morgan Securities LLC

BofA Securities, Inc.

SVB Leerink LLC

As Representatives of the

            several Underwriters listed

            in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o SVB Leerink LLC

1301 Avenue of the Americas

New York, New York 10019

Ladies and Gentlemen:

BioNTech SE, a European stock corporation (Societas Europaea) incorporated in Germany and governed by the laws of the European Union and the Federal Republic of Germany and registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Mainz, Federal Republic of Germany, under number HRB 48720 (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of [●] ordinary registered shares (Namensaktien) of the Company with no par value and a notional amount attributable to each share of €1.00 (any such share an “Ordinary Share”) (the “Underwritten Shares”) in the form of American Depositary Shares (the “Underwritten ADSs”) and, at the option of the Underwriters, up to an additional [●] ordinary shares with no par value of the Company (the “Option Shares”) in the form of American Depositary Shares (the “Option ADSs”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares”. The Underwritten ADSs and the Option ADSs (to the extent that the aforementioned option is exercised) are hereinafter collectively referred to as the “Offered ADSs”. Any one ordinary registered share of the Company is referred to herein as a “Share”, the Shares to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Stock” and an American Depositary Share as an “ADS.”

The Offered ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), dated October 9, 2019, among the Company and The Bank of New York Mellon as depositary (the “Depositary”). Each Offered ADS will initially represent the right to receive one Ordinary Share deposited with the Depositary pursuant to the Deposit Agreement.

As used herein, the “Merger Agreement” means the Agreement and Plan of Merger dated January 15, 2020 by and among the Company, Endor Lights, Inc., a Delaware corporation and direct, wholly-owned subsidiary of the Company (the “Merger Sub”) and Neon Therapeutics, Inc. (“Neon”), as described further in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Pursuant to the Merger Agreement, the Company agreed to acquire, subject to certain conditions contained therein, by having the Merger Sub be merged with and into Neon, with Neon surviving as a wholly-owned subsidiary of the Company (the “Merger”). At the effective time of the Merger (the “Effective Time”), each share of Neon common stock issued and outstanding immediately prior to the Effective Time shall automatically be cancelled and converted into the right to receive 0.063 of an ADS of the Company.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares in the form of Offered ADSs, as follows:

1.    Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form F-1 (File No. 333-[●]), including a prospectus, relating to the Shares and the Offered ADSs. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule

173 under the Securities Act) in connection with a confirmation of sales of the Shares in the form of Offered ADSs. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A hereto, the “Pricing Disclosure Package”): a Preliminary Prospectus dated [●], 2020 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act), if any, listed on Annex A hereto.

“Applicable Time” means [●] P.M., New York City time, on [●], 2020.

2.    Purchase of the Underwritten ADS.

(a)    Each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to:

(i)    purchase from the Company the respective number of Underwritten ADSs set forth opposite such Underwriter’s name in Schedule 1 hereto,

(ii)    cause BofA Securities, Inc. (the “Settlement Agent”), acting for the account of the several Underwriters, to make available to Joh. Berenberg, Gossler & Co. KG (the “German Subscription Agent”), on [●], 2020, an amount equal to an issue price of €1.00 (the “Issue Price”) per Underwritten Share (i.e. the Issue Price multiplied by the number of the Underwritten Shares, with such product being the “Aggregate Issue Price”),

(iii)    cause the German Subscription Agent, acting in its own name but for the account of the several Underwriters, (x) to subscribe, on [●], 2020, for the Underwritten Shares at the Aggregate Issue Price by way of executing and delivering to the Company a subscription certificate (Zeichnungsschein) (the “Subscription Certificate”) for the Underwritten Shares in the form attached as Exhibit A Part 1 hereto, duly signed in duplicate form pursuant to Section 185 of the German Stock Corporation Act (Aktiengesetz or “AktG”), such Subscription Certificate, in accordance with its terms, to expire at 11:30 a.m. Frankfurt am Main time on [●], 2020, (y) to pay the Aggregate Issue Price to the Company by crediting, with value date as of [●], 2020 the

Aggregate Issue Price into a special account opened at the German Subscription Agent (IBAN: [●]; BIC: [●]) and entitled “[●]” (the “Capital Increase Account”), such account to be noninterest bearing and free of charges (including negative interest), and (z) upon credit of the Aggregate Issue Price to the Capital Increase Account, to deliver to the Company a bank certificate (Einzahlungsbestätigung) in the form attached as Exhibit B hereto (the “Bank Certificate”) confirming such credit (Sections 188(2), 36(2), 36a(1) and 37(1) AktG).

(b)    Promptly upon receipt of the Subscription Certificate and Bank Certificate pursuant to paragraph (a)(iii) above, the Company shall use its best efforts to effect the registration of the capital increase in the commercial register. Copies of all documents filed with the commercial register shall be delivered to the German Subscription Agent. Promptly upon the registration of the capital increase in the commercial register, but at the latest by 12:00 (noon) Frankfurt am Main time on [●], 2020, the Company shall, by telefax or pdf-document attached to an email, with two original certified copies to follow promptly by courier, furnish the German Subscription Agent with a certified copy of the registration notice of the commercial register, a certified chronological excerpt from the commercial register and a certified copy of the articles of association of the Company, each evidencing such capital increase. If the registration with the commercial register of the increase of the Company’s registered share capital in an amount of €[●] has not been effected by 11:30 a.m. Frankfurt am Main time on [●], 2020, the Subscription Certificate for the Underwritten Shares shall expire and the Settlement Agent, on behalf of the several Underwriters, may obtain repayment of the Issue Price for the Underwritten Shares by way of instructing the German Subscription Agent to cancel the credit of the Aggregate Issue Price for the Underwritten Shares to the Capital Increase Account and to transfer the Aggregate Issue Price to the Settlement Agent for the account of the several Underwriters. In such event, the Representatives, on behalf of the several Underwriters, may cause the German Subscription Agent to submit to the Company a new Subscription Certificate for the Underwritten Shares (to expire in accordance with its terms on a date to be determined by the Representatives on behalf of the several Underwriters) and the Company shall use its best efforts to effect the registration of the capital increase in the commercial register. If the Representatives, on behalf of the several Underwriters, have not caused a submission of a new Subscription Certificate for the Underwritten Shares to the Company on or prior to [●], 2020, all obligations of the Underwriters to purchase, subscribe for and pay for the Underwritten Shares shall terminate. In this event, the reimbursement obligations of the Company pursuant to Section 13 and the provisions set out in Sections 9 and 11 of this Agreement shall remain in full force and effect.

(c)    Promptly on the day on which the capital increase in relation to the Underwritten Shares is registered in the commercial register, but at least by 12:00 (noon) Frankfurt am Main time on [●], 2020, the Company shall deliver to the German Subscription Agent one global share certificate in the form set forth as Exhibit C hereto representing the Underwritten Shares. Each Underwriter, agrees, severally and not jointly, to cause the German Subscription Agent, acting in its own name, but for the account of the several Underwriters, to

(i)    deliver such global share certificate to Clearstream Banking AG, Frankfurt am Main (“Clearstream”), and procure the Underwritten Shares to be credited to such securities account with a participant of Clearstream as the Depositary may designate (the “Custodian”); and

(ii)    transfer title to the Underwritten Shares to the Depositary on the Closing Date (as defined below), to enable the delivery by the Depositary of the Underwritten ADSs in respect of the Underwritten Shares to the Settlement Agent for the account of the several Underwriters, for subsequent delivery to the other several Underwriters or to investors, as the case may be, by way of book-entry.

3.    Option to Purchase Additional Ordinary Shares to be Delivered in the Form of ADSs.

(a)    If any Option Shares (such Option Shares shall be delivered in the form of Option ADSs) are to be purchased, the number of Option ADSs to be purchased by each Underwriter shall be the number of Option ADSs which bears the same ratio to the aggregate number of Option ADSs being purchased as the number of Underwritten ADSs set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 12 hereof) bears to the aggregate number of Underwritten ADSs being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional ADSs as the Representatives in their sole discretion shall make.

(b)    The Underwriters may exercise the option to purchase Option ADSs in whole or in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company (the “Option Exercise Notice”). Such notice shall set forth the aggregate number of Option ADSs as to which the option is being exercised and the date and the time when the Option ADSs are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 12 hereof). Any such notice shall be given at least six full business days prior to the Additional Closing Date (as defined below).

(c)    The following definitions shall apply: (A) “Actual Option ADSs” shall mean the Option ADSs for which the option has been exercised. (B) “Actual Option Shares” shall mean shares in the Company in a number equal to the Actual Option ADSs divided by one.

(d)    Upon exercise of the option to purchase any or all Option ADSs pursuant to paragraph (b) above, each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to:

(i)    cause the Settlement Agent, acting for the account of the several Underwriters, to make available to the German Subscription Agent on or prior to the date that falls at least five business days prior to the Additional Closing Date an amount equal to the Issue Price per Actual Option Share (i.e. the Issue Price multiplied by the number of the Actual Option Shares, with such product being the “Aggregate Option Issue Price”),

(ii)    cause the German Subscription Agent, acting in its own name but for the account of the several Underwriters, (x) to subscribe, on or prior to the date that falls at least five business days prior to the Additional Closing Date (the “Options Subscription Latest Date”), for the Actual Option Shares at the Aggregate Option Issue Price by way of executing and delivering to the Company a Subscription Certificate for the Actual Option Shares in the form attached as Exhibit A Part 2 hereto, duly signed in duplicate form pursuant to Section 185 AktG, such Subscription Certificate, in accordance with its terms, to expire at 11:30 a.m. Frankfurt am Main time on the Additional Closing Date, (y) to pay the Aggregate Option Issue Price to the Company by crediting, with a value date on or before the Options Subscription Latest Date, the Aggregate Option Issue Price into the Capital Increase Account, and (z) upon credit of the Aggregate Option Issue Price to the Capital Increase Account, to deliver to the Company a Bank Certificate confirming such credit.Promptly upon receipt of the Subscription Certificate and Bank Certificate pursuant to paragraph (d)(ii) above, the Company shall use its best efforts to effect the registration of the capital increase in the commercial register. Copies of all documents filed with the commercial register shall be delivered to the German Subscription Agent. Promptly upon the registration of the capital increase in the commercial register, but at the latest by 12:00 (noon) Frankfurt am Main time on the Additional Closing Date, the Company shall, by telefax or pdf-document attached to an email, with two original certified copies to follow promptly by courier, furnish the German Subscription Agent with a certified copy of the registration notice of the commercial register, a certified chronological excerpt from the commercial register and a certified copy of the articles of association of the Company, each evidencing such capital increase. If the registration with the commercial register of the increase of the Company’s registered share capital in an amount equal to the number of Actual Option Shares multiplied by €1.00 has not been effected by 11:30 a.m. Frankfurt am Main time on the Additional Closing Date, the Subscription Certificate for the Actual Option Shares shall expire and the Settlement Agent, on behalf of the several Underwriters, may obtain repayment of the Issue Price for the Actual Option Shares by way of instructing the German Subscription Agent to cancel the credit of the Aggregate Option Issue Price for the Actual Option Shares to the Capital Increase Account and to transfer the Aggregate Option Issue Price to the Settlement Agent for the account of the several Underwriters. In such event, the Representatives, on behalf of the several Underwriters, may cause the German Subscription Agent to submit to the Company a new Subscription Certificate for the Actual Option Shares (to expire in accordance with its terms on a date to be determined by the Representatives on behalf of the several Underwriters) and the Company shall use its best efforts to effect the registration of the capital increase in the commercial register. If the Representatives, on behalf of the several Underwriters, have not caused a submission of a new Subscription Certificate for the Actual Option Shares to the Company on or prior to the date specified for payment and delivery of the Actual Option Shares in the Option Exercise Notice, all obligations of the Underwriters to purchase, subscribe for and pay for the Actual Option Shares shall terminate. In this event, the reimbursement obligations of the Company pursuant to Section 13 and the provisions set out in Sections 9 and 11 of this Agreement shall remain in full force and effect.

(e)    Promptly on the day on which the capital increase in relation to the Actual Option Shares is registered in the commercial register, but at least by 12:00 (noon) Frankfurt am Main time on the Additional Closing Date, the Company shall deliver to the German

Subscription Agent one global share certificate in the form set forth as Exhibit C hereto representing the Actual Option Shares. Each Underwriter, agrees, severally and not jointly, to cause the German Subscription Agent, acting in its own name, but for the account of the several Underwriters, to

(i)    deliver such global share certificate to Clearstream, and procure the Actual Option Shares to be credited to such securities account with a participant of Clearstream as the Depositary may designate; and

(ii)    transfer title to the Actual Option Shares to the Depositary on the Additional Closing Date (as defined below), to enable the delivery by the Depositary of the Option ADSs in respect of the Actual Option Shares to the Settlement Agent for the account of the several Underwriters, for subsequent delivery to the other several Underwriters or to investors, as the case may be, by way of book-entry.

4.    Sale of ADSs to the Public; Delivery and Payment.

(a)    The Company understands that the several Underwriters intend to make a public offering of the Offered ADSs, and initially to offer the Offered ADSs on the terms set forth in the Pricing Disclosure Package. The Company acknowledges and agrees that the several Underwriters may offer and sell Offered ADSs to or through any affiliate of an Underwriter.

(b)    Payment for the ADSs shall be made, subject to the conditions set forth herein, by wire transfer in immediately available funds in U.S. dollar and with respect to the Aggregate Issue Price and the Aggregate Option Issue Price in euro to the accounts specified by the Company to the Representatives, in the case of the Underwritten Shares, at the offices of Davis Polk & Wardwell LLP, New York, New York no later than 10:00 a.m. New York City time on [●], 2020, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option ADSs, on the date and at the time and place specified by the Option Exercise Notice. The time and date of such payment for the Underwritten ADSs is referred to herein as the “Closing Date,” and the time and date for such payment for the Option ADSs, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

(c)    Payment for the ADSs to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made subject to the conditions set forth herein, against delivery of the ADSs to the

Settlement Agent for the account of the several Underwriters of the Offered ADSs to be purchased on such date with any transfer taxes payable in connection with the sale of such ADSs (including any transfer taxes payable with respect to the underlying Ordinary Shares) duly paid by the Company. The Company shall procure (and in the form of the Deposit Agreement has made the necessary arrangements) that the Depositary delivers the Offered ADSs through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct. The aggregate U.S. dollar amount to be paid by the several Underwriters to the Company on the Closing Date or the Additional Closing Date, as the case may be, shall be $[•] per ADS (the “Purchase Price”) multiplied by the number of Underwritten ADSs or Actual Option ADSs, as the case may be, delivered on such date, less the Aggregate Issue Price (in the case of the Underwritten ADSs) or the Aggregate Option Issue Price (in the case of the Actual Option ADSs) converted from euro into U.S. dollar (the “Excess Proceeds Amount”). Solely for the purpose of calculating the relevant Excess Proceeds Amount, the Aggregate Issue Price or the Aggregate Option Issue Price, as the case may be, shall convert from euro into U.S. dollars by applying the exchange rate, which the Settlement Agent can reasonably obtain at the time it converts U.S. dollars into a euro amount for purposes of making the payment of the Aggregate Issue Price and the Aggregate Option Issue Price to the German Subscription Agent. The Settlement Agent, on behalf of the several Underwriters, shall cause payment of the Excess Proceeds Amounts in U.S. dollars and shall instruct the German Subscription Agent via email to transfer the Aggregate Issue Price and the Aggregate Option Issue Price in euro to the accounts designated by the Company on the Closing Date or the Additional Closing Date, as the case may be.

(d)    The Company acknowledges and agrees that each of the Representatives and the other Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Offered ADSs contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor the other Underwriters shall have any responsibility or liability to the Company with respect thereto. Any review by the Representatives and the other Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the several Underwriters and shall not be on behalf of the Company.

5.    Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a)    Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) hereof.

(b)    Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) hereof. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(c)    Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares or the Offered ADSs (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents, if any, listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) hereof.

(d)    Emerging Growth Company. From the time of initial confidential submission of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(e)     Testing-the-Waters Materials. The Company has not alone engaged in any Testing-the-Waters Communications (as defined below) other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(f)    Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares or Offered ADSs has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) hereof.

(g)    Registration Statement on Form F-6. (i) A registration statement on Form F-6 (No. 333-233898) in respect of the ADSs has been filed with the Commission and such registration statement has become effective pursuant to the Rules and Regulations (such registration statement, including all exhibits thereto, at the time it became effective, being hereinafter referred to as the “ADS Registration Statement”), (ii) no order suspending the effectiveness of the ADS Registration Statement has been issued by the Commission, and no proceedings for that purpose or pursuant to Section 8A of the Securities Act has been initiated or, to the knowledge of the Company, threatened by the Commission, (iii) the ADS Registration Statement complies and, as amended or supplemented, will comply in all material respects with the Securities Act, and (iv) the ADS Registration Statement, when it became effective, did not contain and, as of the Closing Date and as of the Additional Closing Date, as the case may be, and as amended or supplemented, will not contain, any untrue statement of a material fact required to be stated therein or omit to state a material fact necessary to make the statements therein not misleading. All of the Offered ADSs have been duly registered under the Securities Act pursuant to the ADS Registration Statement.

(h)    Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries and of Neon, each of which are included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries or of Neon (as applicable) as of the dates indicated and the results of their respective operations and the respective changes in their cash flows for the periods specified; the financial statements of the Company and its consolidated subsidiaries have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods covered thereby, except as may be expressly stated in the related notes thereto, and except in the case of unaudited financial statements, which are subject to normal year-end adjustments and do not contain certain footnotes as permitted by the applicable rules of the Commission, and any supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein; the financial statements of Neon have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein; and the other financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries or of Neon and presents fairly in all material respects the information shown thereby; all disclosures included in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

The pro forma financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries, after giving effect to the acquisition of Neon, included in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in conformity with IFRS and the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The pro forma financial statements present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified.

(i)    No Material Adverse Change. Since the date of the most recent financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any material change in the capital stock (other than the issuance of Ordinary Shares upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Pricing Disclosure Package and the Prospectus), short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(j)    Organization and Good Standing. The Company and each of its subsidiaries have been duly organized (and in good standing, to the extent such concept is applicable) under the laws of their respective jurisdictions of organization, are validly existing and are duly qualified to do business (and are in good standing, to the extent such concept is applicable), in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to be so qualified (or in good standing, to the extent such concept is applicable) or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Transaction Documents (as defined below) (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement.

(k)    Capitalization. The Company has a capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding Ordinary Shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights other than those described in the Registration statement, the Pricing Disclosure Package and the Prospectus; except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any Ordinary Shares or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any Ordinary Shares or other equity interest of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the Ordinary Shares of the Company conform in all material respects to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(l)    Share Options. With respect to the share options or performance shares (the “Share Options”) granted pursuant to the share-based compensation plans of the Company and its subsidiaries (the “Company Share Plans”), (i) each grant of a Share Option was duly authorized no later than the date on which the grant of such Share Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the management board and supervisory board of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (ii) each such grant was made in accordance with the terms of the applicable Company Share Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the Nasdaq Global Select Market, and (iii) each such grant was properly accounted for in accordance with IFRS in the financial statements (including the related notes) of the Company.

(m)    Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(n)    Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally or by general equitable principles. Upon (i) due issuance by the Depositary of the Offered ADSs against the deposit of Shares in respect thereof and/or (ii) due execution and delivery by the Depositary of American Depositary Receipts (“ADRs”) evidencing Offered ADSs against the deposit of Shares in respect thereof, in accordance with the provisions of the Deposit Agreement, such Offered ADSs and/or ADRs will be duly and validly issued and the persons in whose names the Offered ADSs and/or the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement conforms, and the ADRs will conform, in all material respects to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(o)    The ADSs and the Shares. The Shares and the Offered ADSs have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be validly issued, will be fully paid and non-assessable and will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares and the Offered ADSs is not subject to any pre-emptive or similar rights that have not been waived; the Shares may be freely deposited by the Company with the Custodian against issuance by the Depositary of ADRs evidencing Offered ADSs; the Offered ADSs, when issued and delivered against payment thereof, will be freely transferable to or for the account of the several Underwriters and to the initial purchasers thereof; and there are no restrictions on subsequent transfers of the Offered ADSs under the laws of the Federal Republic of Germany.

(p)    No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its articles of association or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)    No Conflicts. The execution, delivery and performance by the Company of each of this Agreement and the Deposit Agreement (collectively, the “Transaction Documents”), the issuance and sale of the Shares and the Offered ADSs, the deposit of the Shares with the Custodian against issuance by the Depositary of the Offered ADSs and/or the ADRs evidencing offered ADSs, and the consummation of the transactions contemplated by the Transaction Documents, the Pricing Disclosure Package and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the articles of association or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r)    No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Shares, the issuance and sale of the Offered ADSs and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the capital increase(s) in relation to the Shares with the commercial register and the registration of the Shares and the Offered ADSs under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Nasdaq Market, the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Shares and the Offered ADSs by the Underwriters.

(s)    Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject that would, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, reasonably be expected to have a Material Adverse Effect; to the knowledge of the Company, no such Actions are threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(t)    Independent Accountants for the Company. Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft, who has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(u)    Independent Accountants for Neon. To the Company’s knowledge, PricewaterhouseCoopers LLP, who has certified certain financial statements of Neon, was an independent registered public accounting firm with respect to Neon within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act at the time PricewaterhouseCoopers LLP audited the financial statements of Neon included in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(v)    Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(w)    Intellectual Property. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) the Company and its subsidiaries own or have a valid and enforceable right to use all (1) patents, patent applications, trademarks, service marks, trade names, Internet domain name registrations (and all applications for, and all goodwill associated with, such trademarks, service marks, trade names and Internet domain name registrations), copyrights, copyright registrations, licenses and trade secret rights, in each case, in any jurisdiction throughout the world (collectively, “Intellectual Property Rights”) and (2) inventions, know-how, software, databases, systems, procedures, and other intellectual property (including trade secrets and proprietary or confidential information) (collectively, “Intellectual Property Assets”) used or held for use in any material respect, or otherwise necessary for, the conduct of their respective businesses as currently conducted and as proposed to be conducted as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (ii) the Company’s and its subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate, and has not infringed, misappropriated or otherwise violated, any Intellectual Property Rights or Intellectual Property Assets of any third party in any material respect (it being understood that the foregoing representation in this clause (ii) is made to the Company’s knowledge with respect to patents); (iii) the Company and its subsidiaries have not received notice of any pending or threatened action, suit, or proceeding by any third party that would reasonably be expected to have a Material Adverse Effect on the Company’s or any of its subsidiaries’ respective businesses as presently conducted and as proposed to be conducted as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (A) challenging the Company’s or any of its subsidiaries’ rights in or to any of the Intellectual Property Rights or Intellectual Property Assets owned by or licensed to the Company or any of its subsidiaries, (B) challenging the validity, enforceability or scope of any of the Intellectual Property Rights owned by or licensed to the Company or any of its subsidiaries, or (C) alleging that the Company or any of its subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property Rights or Intellectual Property Assets of any third party; (iv) to the knowledge of the Company, neither the Intellectual Property Rights nor the Intellectual Property Assets of the Company and its subsidiaries are being materially infringed, misappropriated or otherwise violated by any third party; (v) other than as would not reasonably be expected to have a Material Adverse Effect, all Intellectual Property Rights and Intellectual Property Assets owned by the Company or any of its subsidiaries are solely and exclusively owned by the Company or such subsidiaries and all other Intellectual Property Rights and Intellectual Property Assets used or held for use by the Company or any of its subsidiaries are licensed to the Company or such subsidiaries, and the Company and its subsidiaries hold all of such ownership and license rights, in each case, free and clear of all liens, encumbrances, defects or other restrictions; (vi) other than as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries are not aware of any facts that could result in a finding that any of the Intellectual Property Rights owned by or licensed to the Company is invalid or unenforceable; (vii) other than as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have taken reasonable steps in accordance with customary industry practice to maintain and protect any confidential information and trade secrets of the Company and its subsidiaries and to protect any confidential information provided to them by any third party; (viii) other than as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have taken commercially reasonable actions to maintain and to protect all patents and trademark and copyright and Internet domain name registrations (including all applications therefor) owned by the Company or any of its subsidiaries, including payment of applicable maintenance fees, filing of applicable statements of use, timely response office actions, and disclosure of any required information; and (ix) other than as would not reasonably be expected to have a Material Adverse Effect, all personnel (including founders, current and former employees, consultants, contractors, representatives, and agents) involved in the development of Intellectual Property Rights or Intellectual Property Assets for or on behalf of the Company or any of its subsidiaries have signed written and enforceable confidentiality and invention assignment agreements with the Company or any of its subsidiaries pursuant to which the Company or any of its subsidiaries either (A) has obtained sole and exclusive ownership of such Intellectual Property Rights or Intellectual Property Assets, or (B) has obtained a valid right to exploit such Intellectual Property Rights or Intellectual Property Assets, sufficient for the conduct of the business as currently conducted and as proposed to be conducted as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(x)    Regulatory Matters; Products and Product Candidates. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company (collectively with its subsidiaries): (i) has operated and currently operates its business in compliance in all material respects with applicable provisions of the Health Care Laws (as defined below) of the Food and Drug Administration (“FDA”), the Department of Health and Human Services and any comparable foreign or other regulatory authority to which they are subject (collectively, the “Applicable Regulatory Authorities”) applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of any of the Company’s or its subsidiaries’ product candidates or any product manufactured or distributed by the Company; (ii) has not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any court or arbitrator or governmental or regulatory authority alleging or asserting non-compliance with (A) any Health Care Laws or (B) any licenses, certificates, approvals, clearances, exemptions, authorizations, permits and supplements or amendments thereto required by any such Health Care Laws (“Regulatory Authorizations”); (iii) possesses all Regulatory Authorizations required to conduct its business as currently conducted, except where the failure to possess the same would not, individually or in the aggregate, have a Material Adverse Effect, and such Regulatory Authorizations are valid and in full force and effect and the Company is not in violation, in any material respect, of any term of any such Regulatory Authorizations; (iv) has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the Applicable Regulatory Authorities or any other third party alleging that any product of the Company is in material violation of any Health Care Laws or Regulatory Authorizations and has no knowledge that the Applicable Regulatory Authorities or any other third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) has not received written notice that any of the Applicable Regulatory Authorities has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Regulatory Authorizations and has no knowledge that any of the Applicable Regulatory Authorities is considering such action; (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws or Regulatory Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were materially corrected or supplemented by a subsequent submission); (vii) is not a party to and does not have any ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any Applicable Regulatory Authority; and (viii) along with its employees, officers and directors, has not been excluded, suspended or debarred from participation in any government health care program or human clinical research and, to the knowledge of the Company, is not subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

The term “Health Care Laws” means Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395hhh (the Medicare statute); Title XIX of the Social Security Act, 42 U.S.C. §§ 1396-1396v (the Medicaid statute); the Federal Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b); the civil False Claims Act, 31 U.S.C. §§ 3729 et seq.; the criminal False Claims Act, 42 U.S.C. 1320a-7b(a); any criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287 and the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996, 42 U.S.C. §§ 1320d et seq., (“HIPAA”); the Civil Monetary Penalties Law, 42 U.S.C. §§ 1320a-7a and 1320a-7b; the Physician Payments Sunshine Act, 42 U.S.C. § 1320a-7h; the Exclusion Statute, 42 U.S.C. § 1320a-7; HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, 42 U.S.C. §§ 17921 et seq.; the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. §§ 301 et seq.; the Public Health Service Act, 42 U.S.C. §§ 201 et seq.; the regulations promulgated pursuant to such laws; and any similar federal, state and local laws and regulations.

(y)    Preclinical Studies and Clinical Trials. (i) Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the pre-clinical studies and clinical trials conducted by or, to the knowledge of the Company, on behalf of or sponsored by the Company, or in which the Company has participated that are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus, as applicable, were, and if still pending are, being conducted in all material respects in accordance with standard medical and scientific research standards and procedures for products or product candidates comparable to those being developed by the Company and all applicable statutes and all applicable rules and regulations of the Regulatory Authorities and current Good Clinical Practices and Good Laboratory Practices; (ii) the descriptions in the Registration Statement, the Pricing Disclosure Package

and the Prospectus of the results of such studies and trials are, to the knowledge of the Company, accurate and complete in all material respects and fairly present the data derived therefrom; (iii) the Company has no knowledge of any other studies or trials not described in the Registration Statement, the Pricing Disclosure Package and the Prospectus the results of which are inconsistent with or which the Company reasonably believes call into question the results described or referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and (iv) the Company has not received any written notices or correspondence from the Regulatory Authorities or any other governmental agency requiring or threatening the termination, modification or suspension of any pre-clinical studies or clinical trials that are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies or trials, and, to the Company’s knowledge, there are no reasonable grounds for the same.

(z)    No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(aa)    Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered ADSs and the Shares and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(bb)    Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except as may be being contested in good faith and by appropriate proceedings, or where the failure to pay or file such taxes or tax returns would not reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets that has or would reasonably be expected to have a Material Adverse Effect, except for any tax deficiency being contested in good faith and for which appropriate reserves have been provided in accordance with IFRS.

(cc)    Licenses and Permits. The Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received written notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation or modification would not reasonably be expected to have a Material Adverse Effect.

(dd)    No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any written notice of cancellation or termination with respect to any collective bargaining agreement that is material to the Company to which it is a party.

(ee)    Certain Environmental Matters. (i) The Company and its subsidiaries (A) are in compliance with all applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (B) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (C) have not received written notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in each of the Pricing Disclosure Package and the Prospectus, (x) there is no proceeding that is pending, or that is known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a Material Adverse Effect, and (C) none of the Company or its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(ff)    Compliance with ERISA. Neither the Company nor any of its ERISA Affiliates (as defined hereafter) has any liability (contingent or otherwise) under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) with respect to any “employee benefit plan,” as defined in Section 3(3) of ERISA. An “ERISA Affiliate” of any person or entity means any other person or entity which, together with that person or entity, could be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code. Each “employee benefit plan,” as defined in Section 3(3) of ERISA that is maintained for the benefit of the employees of the Company or its affiliates (each, an “Employee Plan”) has been maintained in material compliance with its terms and the requirements of applicable law. The Registration Statement, Preliminary Prospectus and the Prospectus identify each employment, severance or other similar agreement, arrangement or policy and each material plan or arrangement required to be disclosed pursuant to the Rules and Regulations providing for insurance coverage (including any self-insured arrangements), workers’ compensation, disability benefits, severance benefits, supplemental unemployment benefits, vacation benefits or retirement benefits, or deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation, or post-retirement insurance, compensation or benefits that is entered into, maintained or contributed to, as the case may be, by the Company or any of its affiliates for the benefit of any officer or director or former officer or director of the Company or any of its affiliates. These agreements, arrangements, policies or plans are referred to collectively as “Benefit Arrangements.” Each Benefit Arrangement has been maintained in material compliance with its terms and with the requirements of applicable law. There is no liability in respect of post-retirement health and medical benefits for retired employees of the Company or any of its affiliates, other than medical benefits required to be continued under applicable law.

(gg)    Disclosure Controls. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out an evaluation of its effectiveness of its disclosure controls and procedures to the extent required by Rule 13a-15 of the Exchange Act.

(hh)    Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply in all material respects with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS. The Company and its subsidiaries maintain internal accounting controls that are designed to be sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the supervisory board (Aufsichtsrat) of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the

Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(ii)    Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are generally maintained by similarly situated companies and which the Company believes are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain comparable coverage from similar insurers as may be necessary to continue its business as now conducted at a cost that would not reasonably be expected to have a Material Adverse Effect.

(jj)    Cybersecurity; Data Protection. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases owned by, or leased or licensed to, the Company or any of its subsidiaries (collectively, “IT Systems”), to the knowledge of the Company, are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted, and to the Company’s knowledge are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; the Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them (“Personal Data”)) used in connection with their businesses; to the knowledge of the Company, there have been no material breaches, violations, outages, unauthorized uses of, accesses to or other compromise of or relating to any of the Company’s or any of its subsidiaries’ Personal Data or IT Systems, except for those that have been remedied without material cost or liability or the duty to notify any third party; there are no material incidents under internal review or investigations relating to any security breach or other compromise of the Company’s or any of its subsidiaries’ Personal Data or IT Systems and the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems or Personal Data; the Company and its subsidiaries have implemented commercially reasonable backup and disaster recovery technology consistent with industry standards and practices; and the Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority and internal policies, procedures and contractual obligations relating to the security of IT Systems and the privacy, collection, use, transfer, storage, protection, disposal or disclosure of Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(kk)    No Unlawful Payments. Neither the Company nor any of its subsidiaries nor any member of the Company’s management board or supervisory board or subsidiaries nor, to the knowledge of the Company, any employee of, or any agent, affiliate or other person associated with or acting on behalf of, the Company any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have each instituted, maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ll)    Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(mm)    No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries nor any member of the Company’s management board or supervisory board or subsidiaries nor to the knowledge of the Company, any employee of, or any agent, affiliate or other person associated with or acting on behalf of, the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Offered ADSs and the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions, except in cases where compliance with extraterritorial provisions in any such sanctions would be unlawful for the Company. For the past five (5) years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(nn)    No Restrictions on Subsidiaries. Subject to the requirements of applicable law and the availability of distributable reserves (in such jurisdictions where relevant restrictions apply), no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(oo)    No Broker’s Fees. Except for the pertinent arrangements with Blättchen Financial Advisors or pursuant to this Agreement, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares and the Offered ADSs.

(pp)    No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares and the Offered ADSs, except for such rights as have been duly waived.

(qq)    No Stabilization. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any of its affiliates has taken, directly or indirectly, without giving effect to activities of the

Underwriters, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Offered ADSs.

(rr)    Margin Rules. Neither the issuance, sale and delivery of the Shares or the Offered ADSs nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ss)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(tt)    Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(uu)    Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) applicable to the Company as of the date the Company became subject to such provisions, including Section 402 related to loans.

(vv)    Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Offered ADSs and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(ww)    No Ratings. There are (and prior to the Closing Date and each applicable Additional Closing Date, will be) no debt securities, convertible securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) under the Exchange Act.

(xx)    Stamp Taxes. Except for any net income, capital gains or franchise taxes imposed on the Underwriters by the Federal Republic of Germany or any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by the Transaction Documents) between the Underwriters and the jurisdiction imposing such tax, and except as described in the Registration Statement or the Prospectus, no stamp duties or other issuance or transfer taxes are payable by or on behalf of the Underwriters in the Federal Republic of Germany, the United States or any political subdivision or taxing authority thereof solely in connection with (i) the execution, delivery and performance of the Transaction Documents, (ii) the issuance and delivery of the Shares and the Offered ADSs in the manner contemplated by this Agreement and the Prospectus or (iii) the sale and delivery by the Underwriters of the Shares and the Offered ADSs as contemplated herein and in the Prospectus.

(yy)    No Immunity. Except as provided by laws or statutes generally applicable to transactions of the type described in this Agreement, neither the Company nor any of its subsidiaries or their respective properties or assets has immunity under German, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any German, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by the Transaction Documents, may at any time be commenced, the Company has, pursuant to Section 18(e) of this Agreement, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law.

(zz)    Enforcement of Foreign Judgments. Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the

Company based upon any of the Transaction Documents would be declared enforceable against the Company by the courts of the Federal Republic of Germany, without reconsideration or reexamination of the merits.

(aaa)    Valid Choice of Law. The choice of laws of the State of New York as the governing law of the Transaction Documents is a valid choice of law under the laws of the Federal Republic of Germany and will be honored by the courts of the Federal Republic of Germany, subject to the restrictions described under the caption “Service of Process and Enforcement of Liabilities” in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Company has the power to submit, and pursuant to Section 18(c) of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.

(bbb)    Indemnification and Contribution. The indemnification and contribution provisions set forth in Section 9 hereof do not contravene German law or public policy.

(ccc)    Passive Foreign Investment Company. The Company was not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the Code for its most recently completed taxable year and the Company does not expect to be a PFIC for the current tax year.

(ddd)    Dividends. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no approvals are currently required in the Federal Republic of Germany in order for the Company to pay dividends or other distributions declared by the Company to the holders of Shares and for the Depositary to distribute such dividends or other distributions to holders of the Offered ADSs. Under current laws and regulations of the Federal Republic of Germany and any political subdivision thereof, any amount payable with respect to the Shares or the Offered ADSs upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company and distributed by the Depositary in United States dollars or euros and freely transferred out of the Federal Republic of Germany, and, other than as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no such payments made to the holders of Shares or ADSs therein who are non-residents of the Federal Republic of Germany will be subject to income, withholding or other taxes under laws and regulations of the Federal Republic of Germany or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Federal Republic of Germany or any political subdivision or taxing authority thereof or therein.

(eee)    Legality. The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the Pricing Disclosure Package, the Prospectus, this Agreement, the Shares or the Offered ADSs in any jurisdiction in which the Company is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document.

(fff)    Legal Action. A holder of the Shares, a holder of the Offered ADS, and each Underwriter is entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of its respective rights under this Agreement and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in the Federal Republic of Germany may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant.

(ggg)    Foreign Private Issuer. The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.

(hhh)    Personal Liability of Shareholders and ADS holders. No holder of any of the Offered ADSs after the consummation of the transactions contemplated by the Transaction Documents is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any such Offered ADSs; and, except as set forth in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, there are no limitations on the rights of holders of the Offered ADSs to hold, vote or transfer their ADSs.

(iii)    Merger Agreement. The Merger Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of the Company and the Merger Sub, enforceable in accordance with its terms, except as enforcement thereof may be subject to or limited by general equitable principles. The Merger Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus. To the best of the Company’s knowledge, the representations and warranties contained in the Merger Agreement are true and correct.

6.    Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a)    Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, and will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.    The Company will pay the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date and any Additional Closing Date.

(b)    Delivery of Copies. If requested, the Company will deliver, without charge, (i) to the Representatives, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Offered ADSs as in the opinion of counsel for the Underwriters a prospectus relating to the Offered ADSs is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Offered ADSs by any Underwriter or dealer.

(c)    Amendments or Supplements, Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d)    Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing (which may be by electronic mail), (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information including, but not limited to, any request for information concerning any Testing-the-Waters Communication; (v) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication or the initiation or, to the knowledge of the Company, threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package, any such Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares or the Offered ADSs for offer and sale in any jurisdiction or the initiation or, to the knowledge of the Company, threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or any Written Testing-the-Waters Communication or suspending any such qualification of the Shares or the Offered ADSs and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)    Ongoing Compliance. (i) If during the Prospectus Delivery Period (A) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (B) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (ii) if at any time prior to the Closing Date (A) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (B) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f)    Blue Sky Compliance. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Shares and Offered ADSs for offer and sale under the applicable securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares and Offered ADSs; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)    Earning Statement. The Company will make generally available to its shareholders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement; provided that the Company shall be deemed to have furnished such statements to its security holders and the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) or any successor to such system.

(h)    Clear Market. For a period of 90 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly submit to, or file with, the Commission a registration statement under the Securities Act relating to, any Ordinary Shares, ADSs or any securities convertible into or exercisable or exchangeable for Shares, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any Shares or ADSs or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Shares, ADSs or such other securities, in cash or otherwise, without the prior written consent of J.P. Morgan Securities LLC and BofA Securities, Inc., other than (A) the Shares to be sold hereunder, (B) any Shares of the Company issued upon the exercise of options granted under Company Share Plans, (C) the filing by the Company of any registration statement on Form S-8 or a successor form thereto relating to a Company Share Plan described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (D) Shares or other securities issued in connection with a transaction with an unaffiliated third party that includes a bona fide commercial relationship (including joint ventures, marketing or distribution arrangements, collaboration agreements or licensing agreements) or any acquisition of assets of not less than a majority or controlling portion of the equity of another entity, provided that the aggregate number of the shares issued pursuant to clause (D) shall not exceed more than five percent (5%) of the total number of outstanding Shares immediately following the issuance and sale of the Underwritten Shares pursuant to this Agreement, or (E) Ordinary Shares issued in connection with the transactions contemplated by the Merger Agreement.

(i)    Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares and the Offered ADSs as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds”.

(j)    No Stabilization. Neither the Company nor its subsidiaries or affiliates will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the ADS.

(k)    Exchange Listing. The Company will use its reasonable best efforts to maintain the listing of the Offered ADSs on the Nasdaq Market.

(l)    Reports. During a period of three (3) years from the date of this Agreement, the Company will furnish to the Representatives, as soon as commercially reasonable after the date that they are available, copies of all reports or other communications (financial or other) furnished to holders of the Offered ADSs, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on EDGAR or any successor to such system.

(m)    Deposit Agreement. On or prior to the Closing Date and each applicable Additional Closing Date, the Company agrees that it will comply with the Deposit Agreement so that ADRs evidencing the relevant Offered ADSs will, assuming compliance by the Depositary with its obligations under the Deposit Agreement, be executed (and, if applicable, countersigned) and issued by the Depositary against receipt of such Underwritten Shares or Actual Option Shares, as the case may be, and delivered to the Settlement Agent at the Closing Date or the applicable Additional Closing Date, as the case may be, and (iii) to otherwise comply with the terms of the Deposit Agreement, including without limitation, the covenants set forth in the Deposit Agreement.

(n)    Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(o)    Emerging Growth Company; Foreign Private Issuer. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company or a Foreign Private Issuer at any time prior to the later of (i) completion of the distribution of the Offered ADSs within the meaning of the Securities Act and (ii) completion of the 90-day restricted period referred to in Section 6(h) hereof.

(p)    Tax Indemnity. The Company will indemnify and hold harmless the Underwriters against any documentary, stamp, registration or similar issuance tax, including any interest and penalties, on the sale of the Shares or the Offered ADSs by the Company to the Underwriters and on the execution and delivery of this Agreement. All indemnity payments to be made by the Company hereunder in respect of this Section 6(q) shall be made without withholding or deduction for or on account of any present or future German taxes, duties or governmental shares whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, except for any net income, capital gains or franchise taxes imposed on the Underwriters by the Federal Republic of Germany or the United States or any political subdivision of taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by the Transaction Documents) between the Underwriters and the jurisdiction imposing such withholding or deductions, the Company shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deductions shall equal the amounts that would have been received if no withholding or deduction has been made.

7.    Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a)    It has not and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus, if any, listed on Annex A or prepared pursuant to Section 5(c) or Section 6(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)    It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Offered ADSs unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex B hereto without the consent of the Company; provided, further, that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c)    It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

8.    Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten ADSs on the Closing Date or the Actual Option ADSs on each applicable Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)    Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement or the ADS Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or, to the knowledge of the Company, threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(c) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Representatives.

(b)    Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the applicable Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the applicable Additional Closing Date, as the case may be.

(c)    No Material Adverse Change. Since the date of this Agreement, no event or condition of a type described in Section 5(j) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered ADSs on the Closing Date or the

Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(d)    Officer’s Certificate. The Representatives shall have received on and as of the Closing Date or the applicable Additional Closing Date, as the case may be, a certificate of the chief financial officer of the Company and one additional member of the management board or another senior executive officer of the Company who is reasonably satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 5(a), 5(b) and 5(c) hereof are true and correct, and (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the applicable Additional Closing Date, as the case may be.

(e)    Comfort Letters. On the date of this Agreement and on the Closing Date or the applicable Additional Closing Date, as the case may be, (i) Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft shall have furnished to the Representatives, at the request of the Company, letters, dated the respective date of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company and its consolidated subsidiaries contained in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) PricewaterhouseCoopers LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective date of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of Neon contained in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letters delivered on the Closing Date or the applicable Additional Closing Date, as the case may be, shall use a “cut-off” date no more than two business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(f)    Reserved.

(g)    Opinion and 10b-5 Statement of U.S. Counsel for the Company. Covington & Burling LLP, U.S. counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement including or relating to regulatory matters, dated the Closing Date or the applicable Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C hereto.

(h)    Opinion of German Counsel for the Company. Freshfields Bruckhaus Deringer LLP, German counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the applicable Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex D hereto.

(i)    Opinion of Intellectual Property Counsel for the Company. Choate Hall & Stewart LLP, intellectual property counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the applicable Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex E-1 hereto.

(j)    Intellectual Property Certificate of the Company. The Representatives shall have received on and as of the Closing Date or the applicable Additional Closing Date, as the case may be, an intellectual property certificate of the Vice President, Legal & Intellectual Property of the Company, dated the Closing Date or the applicable Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex E-2 hereto.

(k)    Opinion of Counsel for the Depositary. Emmet, Marvin & Martin, LLP, counsel for the Depositary, shall have furnished to the Representatives, their written opinion, dated the Closing Date or the applicable Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex F hereto.

(l)    Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the applicable Additional Closing Date, as the case may be, (i) a U.S. opinion and 10b-5 statement, addressed to the Underwriters, of Davis Polk & Wardwell LLP, U.S. counsel for the Underwriters and (ii) a German opinion, addressed to the Underwriters, of Skadden, Arps, Slate, Meagher & Flom LLP, German counsel for the Underwriters with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(m)    No Legal Impediment to Issuance and Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the applicable Additional Closing Date, as the case may be, prevent the issuance or sale of the Offered ADSs; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the applicable Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares or the Offered ADSs.

(n)    Exchange Listing. The Offered ADSs to be delivered on the Closing Date or the applicable Additional Closing Date, as the case may be, shall have been duly listed on the Nasdaq Market, subject to official notice of issuance.

(o)    Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit D hereto, between you and officers, directors, members of the management board of the Company and certain shareholders relating to sales and certain other dispositions of Ordinary Shares, ADSs or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or the applicable Additional Closing Date, as the case may be.

(p)    Deposit Agreement. The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect. The Depositary shall have delivered to the Company certificates reasonably satisfactory to the Underwriters evidencing the deposit with the Depositary or its nominee of the Underwritten Shares being so deposited against issuance of ADRs evidencing the ADSs to be delivered by the Company at the Closing Date or the applicable Additional Closing Date, as the case may be, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such ADSs pursuant to the Deposit Agreement.

(q)    Corporate Authorizations. The Representatives shall have received copies of the resolutions of the extraordinary shareholders meeting of the Company, the management board (Vorstand) and the supervisory board (Aufsichtsrat) of the Company, authorizing the issuance and the sale of the Underwritten Shares and the Actual Option Shares on or prior to the Closing Date or the applicable Additional Closing Date, as the case may be.

(r)    Commercial Register Excerpts. The Company shall have delivered to the German Subscription Agent, in accordance with, and at the time provided for, in Section 2(d) hereof, in case of the Underwritten Shares to be issued on the Closing Date, and Section 3(g) hereof, in case of any Actual Option Shares to be issued on each applicable Additional Closing Date, (i) a duly executed global share certificate evidencing the Underwritten Shares or the Actual Option Shares, as the case may be and (ii) a certified excerpt from the commercial register (Handelsregister) pertaining to the Company evidencing the capital increase represented by the Underwritten Shares or the Actual Option Shares, as the case may be.

(s)    Additional Documents. On or prior to the Closing Date or the applicable Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

9.    Indemnification and Contribution.

(a)    Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the ADS Registration Statement, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Written Testing-the-Waters Communication, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in paragraph (b) below.

(b)    Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting” and the information contained in the sixteenth, seventeenth and eighteenth paragraphs relating to stabilizing transactions under the caption “Underwriting.”

(c)    Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 9, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (A) such settlement is entered into more than thirty (30) days after receipt by the Indemnifying Person of such request and (B) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)    Contribution. If the indemnification provided for in paragraphs (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters on the other, from the offering of the Offered ADSs or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the Offered ADSs and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate initial offering price of the Offered ADSs as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)    Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Offered ADSs exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.

(f)    Non-Exclusive Remedies. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10.    Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

11.    Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date or, in the case of the Actual Option ADSs, prior to the applicable Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by the New York Stock Exchange, the Nasdaq Market, or the Frankfurt Stock Exchange; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State, European Union or German authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States or the Federal Republic of Germany, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered ADSs on the Closing Date or the applicable Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus (each of the events set forth in clauses (i) through (iv) above, or a termination upon non-occurrence of any condition precedent described in Section 8 hereof or a termination pursuant to Section 12 hereof, a “Termination Event”). Upon the occurrence of a Termination Event the following shall apply:

(a)    Prior to Filing of a Subscription Certificate. If a Termination Event occurs before the Subscription Certificate for the Underwritten Shares or the Actual Option Shares, as the case may be, has been filed with the commercial register of the Company, the obligations of the several Underwriters, through the German Subscription Agent, to subscribe for the Underwritten Shares or the Actual Option Shares, as the case may be, for the account of the several Underwriters and the several obligations of the Underwriters to purchase the Underwritten Shares and the Underwritten ADSs or the Actual Option Shares and the Actual Option ADSs, as the case may be, may be canceled and this Agreement may be terminated by the Representatives at their option and in their sole discretion on behalf of the several Underwriters and, in such circumstances, the Company shall return the relevant Subscription Certificate and the relevant Bank Certificate to the German Subscription Agent, and release any funds already credited to the Capital Increase Account for the benefit of the German Subscription Agent, acting for the account of the several Underwriters.

(b)    After Filing of Documents for Registration of Capital Increase. If a Termination Event occurs after all documents required for the registration of the capital increase representing the Underwritten Shares or the Actual Option Shares, as the case may be, have been filed with the commercial register, the Representatives may at their option and in their sole discretion, on behalf of the several Underwriters, terminate this Agreement and request from the Company by written notification to the Company to employ its best efforts to procure a withdrawal of the relevant application for registration of the capital increase representing the Underwritten Shares or the Actual Option Shares, as the case may be, from the commercial register. If the application is withdrawn successfully, the obligation of the several Underwriters, through the German Subscription Agent, to subscribe for the Underwritten Shares or the Actual Option Shares, as the case may be, for the account of the several Underwriters and the several obligations of the Underwriters to purchase the Underwritten Shares and the Underwritten ADSs or the Actual Option Shares and the Actual Option ADSs, as the case may be, shall terminate and the Company shall return the relevant Subscription Certificate and the relevant Bank Certificate to the German Subscription Agent, and release any funds already credited to the Capital Increase Account for the benefit of the German Subscription Agent, acting for the account of the several Underwriters.

(c)    After Registration of Capital Increase or After Application for Registration is not Withdrawn. If a Termination Event occurs after the registration of the capital increase representing the Underwritten Shares or the Actual Option Shares, as the case may be, with the commercial register or on a date on which the application for the registration of the relevant capital increase representing the Underwritten Shares or the Actual Option Shares, as the case may be, can no longer be withdrawn, or if despite a request a withdrawal does not occur for other reasons, the following shall apply: the Representatives at their option and in their sole discretion, on behalf of the several Underwriters, may terminate this Agreement; provided, however, that the several obligations of the Underwriters to purchase the Underwritten Shares or the Option Shares, as the case may be, at the Issue Price shall remain in force and survive any such termination. Subject to the foregoing, in the event of any such termination, the several obligations of the Underwriters towards the Company to purchase the Underwritten Shares and the Underwritten ADSs or the Actual Option Shares and the Actual Option ADSs at the Purchase Price shall terminate. In the event of such termination, no ADS shall have been delivered to investors, and the following shall apply:

(i)    The Shares underlying these Offered ADSs shall be “Unsold Shares,” as to which the following shall apply:

(A)    During a period not exceeding five (5) business days after such termination (the “Unsold Share Period”), the Company may designate one or more shareholders existing as of the date hereof to whom all or a part of the Unsold Shares shall be sold at a purchase price per Unsold Share determined by the Company, which shall be at least an amount equal to the sum of (a) the Issue Price per Unsold Share plus, (b) any costs and expenses per Unsold Share incurred by the Underwriters in connection with the financing of the Issue Price from the date of the subscription of the Unsold Share to the date of such sale, plus (c) any other costs and expenses per Unsold Share incurred by the Underwriters in connection with or arising from the foregoing procedures, as well as (d) any other costs and expenses per Unsold

Share reimbursable pursuant to Section 13. Upon any such sale, to the extent permitted by applicable law, the Underwriters shall as soon as practicable forward to the Company any proceeds of such sale of Unsold Shares less an amount equal to the sum of (a) the Issue Price multiplied by the number of Unsold Shares sold in accordance with this Clause, plus (b) any costs and expenses referred to in the preceding sentence. It is understood by the Company that this clause (c)(i)(A) does not constitute a commitment by the Underwriters to sell the Unsold Shares to such designated shareholders and that such commitment will exist only if and when such shareholders, and at the election of the Underwriters, the Company, enter into definitive arrangements (that may include representations and warranties, covenants, conditions and indemnification) with the Underwriters.

(B)    To the extent the Unsold Shares are not sold pursuant to the procedures described in clause (c)(i)(A) during the Unsold Share Period, the Underwriters shall be entitled to sell any or all remaining Unsold Shares (in the form of Ordinary Shares or ADS, at the Underwriters election), to any other person or persons as they determine in their sole discretion, to the extent permitted by applicable law and subject to the inclusion of any securities law legends on any Unsold Shares as in the opinion of counsel for the Underwriters may be necessary. Upon any such sale at a price determined by the Underwriters, to the extent permitted by applicable law, the Underwriters shall as soon as practicable forward to the Company any proceeds received by them from such sale less an amount equal to the sum of (a) the Issue Price multiplied by the number of Unsold Shares sold in accordance with this Clause, (b) any costs and expenses incurred by the Underwriters in connection with the financing of the Issue Price from the date of the subscription of the Unsold Share to the date of such sale, multiplied by the number of Unsold Shares sold in accordance with this Clause, plus (c) any other costs and expenses per Unsold Share incurred by the Underwriters in connection with or arising from the foregoing procedures, as well as (d) any other costs and expenses per Unsold Share reimbursable pursuant to Section 13.

(ii)    If the Unsold Shares have already been transferred from the German Subscription Agent to the Depositary and been registered in the Depositary’s name, the Company shall use its best efforts to assist the Underwriters in effecting the transfer of such shares to the German Subscription Agent or any other entity designated by the Underwriters.

12.    Defaulting Underwriter.

(a)    If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Offered ADSs that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Offered ADSs by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Offered ADSs, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Offered ADSs on such terms. If other persons become obligated or agree to purchase the Offered ADSs of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the applicable Additional Closing Date, as the case may be, for up to five (5) full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 12, purchases Offered ADSs that a defaulting Underwriter agreed but failed to purchase.

(b)    If, after giving effect to any arrangements for the purchase of the Offered ADSs of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Offered ADSs that remain unpurchased on the Closing Date or the applicable Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Offered ADSs to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Offered ADSs that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Offered ADSs that such Underwriter agreed to purchase on such date) of the Offered ADSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)    If, after giving effect to any arrangements for the purchase of the Offered ADSs of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Offered ADSs that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Offered ADSs to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Offered ADSs on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Sections 11 and 13 hereof and except that the provisions of Sections 9 and 11 hereof shall not terminate and shall remain in effect. Nothing contained herein shall relieve the Company from any of its obligations contained in Section 11 hereof.

(d)    Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

13.    Payment of Expenses.

(a)    Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and the Offered ADSs and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the ADS Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Offered ADSs under the securities laws in accordance with the provisions of Section 6(f) hereof, including the preparation, printing and distribution of a Blue Sky Memorandum, and including the related fees and expenses of counsel for the Underwriters in an aggregate amount not to exceed $5,000; (vi) the costs of preparing share certificates; (vii) the costs and charges of the Depositary and any transfer agent and any registrar; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA (including the fees and expenses of counsel for the Underwriters related to such filings) in an aggregate amount not to exceed $40,000; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors (provided, however, that the Underwriters and the Company shall each pay 50% of the cost of chartering any aircraft to be used in connection with the road show by both the Company and the Underwriters, and all lodging, commercial airfare and individual expenses of the Underwriters shall be the responsibility of the Underwriters); and (x) all expenses and application fees related to the listing of the Offered ADSs on the Nasdaq Market.

(b)    If (i) this Agreement is terminated pursuant to Section 11, (ii) the Company for any reason fails to tender the Shares or Offered ADSs for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares or the Offered ADSs for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby. It is understood that the Company shall not pay or reimburse any costs, fees or expenses incurred by any Underwriter that defaults on its obligations to purchase the Offered ADSs.

14.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 9 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Offered ADSs from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

15.    Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement (including those contained in Section 11 hereof) or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and the Offered ADSs and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters or the directors, officers, controlling persons or affiliates referred to in Section 9 hereof.

16.    Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act

17.    Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

18.    Miscellaneous.

(a)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358), Attention: Equity Syndicate Desk; c/o BofA Securities, Inc., One Bryant Park, New York, New York 10036 (fax: (646) 855-3073), Attention: Syndicate Department with a copy to ECM Legal (facsimile: (212) 230-8730); and c/o SVB Leerink LLC, 1301 Avenue of the Americas, 12th Floor, New York, New York 10019 (facsimile: (646) 499-7051), Attention: Stuart Nayman, Esq. Notices to the Company shall be given to it at BioNTech SE, An der Goldgrube 12, D-55131 Mainz, Germany; Attention: Dr. James Ryan, Ph.D., Vice President, Legal and Intellectual Property.

(b)    Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its choice of law provisions.

(c)    Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment. The Company irrevocably appoints BioNTech USA Holding, LLC, located at 228 E 45th Street, Suite 9e, New York, New York 10017, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company by the person serving the same to the address provided in this Section 18, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

(d)    Judgment Currency. The Company agrees to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(e)    Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) the Federal Republic of Germany, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

(f)    Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(g)    Recognition of the U.S. Special Resolution Regimes.

(i)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 18(g):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(h)    Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(i)    Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(j)    Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, BIONTECH SE

By:
Name:
Title:

By:
Name:
Title:

Accepted: As of the date first written above

For themselves and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

J.P. MORGAN SECURITIES LLC

By:

BOFA SECURITIES, INC.

By:

SVB LEERINK LLC

By:

Schedule 1

Underwriters	Number of Underwritten ADSs
J.P. Morgan Securities LLC
BofA Securities, Inc.
Berenberg Capital Markets LLC
SVB Leerink LLC
Total	[●	]

Annex A

a.	Pricing Disclosure Package

b.	Pricing Information Provided Orally by Underwriters

Annex B

[PRICING TERM SHEET]

Annex C

[FORM OF OPINION OF U.S. COUNSEL FOR THE COMPANY]

Annex D

[FORM OF OPINION OF GERMAN COUNSEL FOR THE COMPANY]

Annex E-1

[FORM OF OPINION OF INTELLECTUAL PROPERTY

COUNSEL FOR THE COMPANY]

Annex E-2

[FORM OF INTELLECTUAL PROPERTY CERTIFICATE OF THE COMPANY]

Annex F

[FORM OF OPINION OF COUNSEL FOR THE DEPOSITARY]

Exhibit A

[FORM OF SUBSCRIPTION CERTIFICATE]

Exhibit B

[FORM OF BANK CERTIFICATE]

Exhibit C

[FORM OF GLOBAL SHARE CERTIFICATE]

Exhibit D

FORM OF LOCK-UP AGREEMENT

[●], 2020

J.P. Morgan Securities LLC

BofA Securities, Inc.

SVB Leerink LLC

As Representatives of the

several Underwriters listed

in Schedule 1 to the Underwriting

Agreement referred to below

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o SVB Leerink LLC

1301 Avenue of the Americas

New York, New York 10019

Re:	BioNTech SE – Public Offering

Ladies and Gentlemen:

The undersigned understands that you, each as one of several Representatives of the several underwriters, propose to enter into an underwriting agreement (the “Underwriting Agreement”) with BioNTech SE, a European stock corporation (Societe Europae) incorporated in Germany and governed by the laws of the European Union and the Federal Republic of Germany and registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Mainz, the Federal Republic of Germany (the “Company”), providing for the public offering (the “Public Offering”) by the several underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of ordinary shares with no par value and a nominal value attributable to each share of €1.00 (the “Ordinary Shares”) of the Company in the form of American Depositary Shares (“ADSs,” and together with Ordinary Shares, the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the ADSs, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities LLC and BofA Securities, Inc. on behalf of the Underwriters, the undersigned will not, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending 90 days after the date of the prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Securities of the Company or any securities convertible into or exercisable or exchangeable for Ordinary Shares (including without limitation, Securities, restricted shares, share options or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to undertake any of the foregoing, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any Securities or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Securities or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any Securities or any security convertible into or exercisable or exchangeable for Securities. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any Securities, or securities convertible into or exercisable or exchangeable for Ordinary Shares, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned. Notwithstanding the foregoing, the terms of this Letter Agreement shall not apply to or prohibit:

(A) (i) the ADSs to be sold by the undersigned pursuant to the Underwriting Agreement or (ii) the deposit of Ordinary Shares with the Company’s depositary in exchange for the issuance of ADSs, or the cancellation of ADSs in exchange for the delivery of underlying Ordinary Shares,

(B) transfers of Securities or any security convertible into or exercisable or exchangeable for Securities as a bona fide gift or gifts or for bona fide estate planning purposes, including without limitation transfers to charitable organizations,

(C) transfers or distributions of Securities or any security convertible into or exercisable or exchangeable for Securities to (i) limited partners, members, stockholders or holders of similar equity interests in the undersigned, (ii) any corporation, partnership, limited liability company or other entity, in each case, all of the beneficial ownership interest of which are held by the undersigned or a Family Member of the undersigned, or

(iii) another corporation, partnership, limited liability company, trust or other affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, including without limitation any general partner, limited partner, managing member, manager, member, employee, officer or director of such entity or any trust for the benefit of any of the foregoing or any affiliate of the foregoing, or to any investment fund or other entity controlled or managed by the undersigned or affiliates of the undersigned,

(D) transactions relating to Securities acquired in the Public Offering or open market transactions on or after the date of the Prospectus,

(E) transfers or dispositions of Securities or any security convertible into or exercisable or exchangeable for Securities (i) by will, other testamentary document or intestacy, (ii) to any Family Member of the undersigned, (iii) to any trust for the direct or indirect benefit of the undersigned or a Family Member of the undersigned, or (iv) if the undersigned is a trust, to the trustee on behalf of the beneficiary or to the beneficiary of such trust or to the estate of a beneficiary of such trust,

(F) transfers of Securities or any security convertible into or exercisable or exchangeable for Securities by operation of law pursuant to a domestic order, negotiated divorce settlement or other court order, provided that no public announcement or voluntary filing shall be made and if a filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or the equivalent thereof in non-U.S. jurisdictions), is required to be made, such filing shall include a description of the transfer,

(G) the exercise of a warrant or the exercise of a stock option granted under an existing or future stock incentive plan for Securities described in the Registration Statement, Pricing Disclosure Package and Prospectus, through a “cashless” exercise, provided that any such Securities received by the undersigned shall be subject to the terms of this Letter Agreement, and provided, further, that no public announcement or voluntary filing shall be made and if a filing by any party (donor, donee, transferor or transferee) under the Exchange Act (or the equivalent thereof in non-U.S. jurisdictions) is required to be made, such filing shall indicate that any disposition of Securities was made to the Company in connection with a “cashless” exercise,

(H) transfers or dispositions of Securities or other securities to the Company in connection with the conversion of any security convertible or exercisable into Securities in accordance with their terms (including the settlement of restricted stock units), provided that any such Securities received by the undersigned shall be subject to the terms of this Letter Agreement, and provided, further, that no public announcement or voluntary filing shall be made and if a filing by any party (donor, donee, transferor or transferee) under the Exchange Act (or the equivalent thereof in non-U.S. jurisdictions) is required to be made, such filing shall indicate that any disposition of Securities was made solely to the Company in connection with a conversion,

(I) transfers or dispositions of Securities or other securities to the Company pursuant to (i) any outstanding equity award or any current or future employee benefit plan or (ii) any contractual arrangement that provides for the repurchase of the undersigned’s Securities or a right of first refusal with respect to transfers of such Securities, provided that no public announcement or voluntary filing shall be made and if a filing by any party (donor, donee, transferor or transferee) under the Exchange Act (or the equivalent thereof in non-U.S. jurisdictions) is required to be made, such filing shall indicate that any disposition of Securities was made solely to the Company,

(J) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Securities, provided that (i) such plan does not provide for the transfer of Securities during the Restricted Period and (ii) the entry into such plan is not publicly disclosed, included in any filings under the Exchange Act (or the equivalent thereof in non-U.S. jurisdictions) or otherwise, during the Restricted Period, and

(K) transfers pursuant to a bona fide third party tender offer for all outstanding Securities of the Company, merger, consolidation or other similar transaction approved by the Company’s supervisory board and made to all holders of the Company’s securities involving a Change of Control of the Company (including, without limitation, the entering into of any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Securities or other such securities in connection with such transaction, or vote any Securities or other such securities in favor of any such transaction), provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such Securities held by the undersigned shall remain subject to the provisions of this Letter Agreement, provided that in the case of any transfer, distribution or disposition pursuant to clause (B), (C), (E) or (F), each donee, distributee or transferee shall execute and deliver to the Representative a lock-up letter in the form of this paragraph; and provided, further, that in the case of any transfer, distribution or disposition pursuant to clause (B), (C), (D) or (E)(ii), (iii) or (iv), no filing by any party (donor, donee, transferor or transferee) under the Exchange Act (or the equivalent thereof in non-U.S. jurisdictions), (other than a filing on a Schedule 13D, 13F or 13G made after the expiration of the Restricted Period), or other public announcement shall be required or shall be made voluntarily in connection with such transfer, distribution or disposition; and provided, further, in the case of clauses (B), (C) or E(ii), any such transfer shall not involve a disposition for value.

As used herein, “Family Member” shall mean the spouse of the undersigned, an immediate family member of the undersigned or an immediate family member of the undersigned’s spouse, in each case living in the undersigned’s household or whose principal residence is the undersigned’s household (regardless of whether such spouse or family member may at the time be living elsewhere due to educational activities, health care treatment, military service, temporary internship or employment or otherwise; an “immediate family member” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin, and “ Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a “person” (as defined in Section 13(d)(3) of the Exchange Act) or “group” (as defined in Section 13(d)(3) of the Exchange Act) of affiliated persons, of securities if, after such transfer, such person or group of affiliated persons becomes the “beneficial owner” (as defined in Section 13(d)(3) of the Exchange Act) of more than 50% of the outstanding voting securities of the Company or the surviving entity.

In furtherance of the foregoing, the Company, and any duly appointed common depositary for the registration or transfer of the ADSs described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if (i) either the Company or the Representatives notifies the other in writing prior to the execution of the Underwriting Agreement that it does not intend to proceed with the Public Offering, (ii) the Underwriting Agreement does not become effective by May 13, 2020, (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the ADSs to be sold thereunder or (iv) the registration statement filed with the Securities and Exchange Commission in connection with the Public Offering is withdrawn, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

By:
Name:
Title: